Exhibit 10.4.2


THIS NOTE HAS BEEN ISSUED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 23, 1997, BY AND BETWEEN THE COMPANY (AS DEFINED BELOW) AND SIENA (AS DEFINED BELOW) (THE "SECURITIES PURCHASE AGREEMENT"). THIS NOTE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE SECURITIES PURCHASE AGREEMENT AND IS ENTITLED TO THE BENEFITS THEREOF. ALL TERMS NOT OTHERWISE DEFINED HEREIN, SHALL HAVE THE MEANING GIVEN TO SUCH TERMS IN THE SECURITIES PURCHASE AGREEMENT.

THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT TO THIS NOTE UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.


                    INCREASING RATE PROMISSORY NOTE


                           US $7,000,000.00
                       Beverly Hills, California
                             June 23, 1997


FOR VALUE RECEIVED, the undersigned, RECYCLING INDUSTRIES, INC., a Colorado corporation (the "Company"), hereby promises to pay to SIENA CAPITAL PARTNERS, L.P. ("Siena"), a California limited partnership or its assigns (the "Holder"), the principal sum of SEVEN MILLION AND NO ONE HUNDREDTHS UNITED STATES DOLLARS US $7,000,000.00) (or so much thereof as shall remain outstanding) on June 23, 1998 (the "Maturity Date"). Subject to modification, this Note shall bear interest from the Closing Date through and including December 23, 1997, on the unpaid principal amount of this Note from time to time outstanding at a rate per annum equal to the Prime Rate (as hereinafter defined) plus four percent (4.0%) (the "Interest Rate"). From and after December 24, 1997, the Interest Rate shall increase to a rate per annum equal to the Prime Rate plus five percent (5.0%) (the "Applicable Margin"). The Applicable Margin shall increase an additional one percent (1%) on the 24th day of each month thereafter. The "Prime Rate" shall mean the prime rate as published from time to time in the Wall Street Journal (or, in the event such rate is not published, the "Prime Rate" shall mean the rate of interest announced from time to time by Imperial Bank as its prime rate).

Interest shall be calculated in arrears through the last day of each month and shall be due and payable in full in monthly installments on the 23rd day of each month (or the next Business Day, if such day is not a Business Day), commencing with July 23, 1997, and ending on the Maturity Date, or such later date when all outstanding amounts due and payable under this Note shall have been paid in full or converted.

Interest shall be computed on this Note on the basis of a 360-day year consisting of twelve (12) 30-day months and on the actual number of days elapsed in any period including the date hereof but excluding the date by which the Holder is deemed pursuant to the Securities Purchase Agreement to have received payment. Any principal or interest payment due on this Note which is not paid when due, whether at stated maturity, by notice of acceleration or otherwise, shall bear interest (calculated in the manner set forth above) at a rate equal to the then-current Interest Rate plus an additional five percent (5%) per annum.

Commencing on December 23, 1997, and on the 23rd Business Day of each month thereafter until the Maturity Date, the Company shall make a principal payment to the Holder on account of the outstanding principal balance of this Note in an amount equal to fifty percent (50%) of Monthly ECF.

The Company may, from time to time, prepay this Note, in whole or in part, so long as each partial prepayment of principal on this Note is equal to or greater than $50,000 and the Company has given the Holder one (1) or more Business Day's written notice of such optional prepayment. Any such optional prepayment of principal shall be without premium or penalty. Each prepayment of principal under this Note shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal prepaid shall be in addition to, and not in lieu of, all payments otherwise required to be paid hereunder and under the Securities Purchase Agreement at the time of such prepayment.

The Company shall prepay this Note to the extent of the net financing proceeds actually received by the Company in the event that the Company completes any financing transaction (other than the purchase of the Securities under the Securities Purchase Agreement and Permitted Indebtedness up to $32,000,000.00 in the aggregate) whatsoever from and after the Closing Date, including without limitation any public or private placements of debt or equity, or any refinancing of the Senior Debt. Notwithstanding the foregoing, the Company shall not be required to prepay this Note in connection with any refinancing, extension or incurrence of Senior Debt, except to the extent such refinancing, extension or incurrence of Senior Debt results in the Company having outstanding Permitted Indebtedness in excess of $32,000,000.00.

In the event that all amounts owing under this Note have not been paid in full